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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 31, 1994

                             FIBREBOARD CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)


           Delaware                 0-016951                94-0751580
           -----------------------------------------------------------
   (State or other jurisdic-       (Commission          (IRS Employer Iden-
    tion of incorporation)         file number)           tification No.)


            2121 NORTH CALIFORNIA BLVD., #560, WALNUT CREEK, CA 94596
            ---------------------------------------------------------
                    (Address of principal executive offices)


                                 (510) 274-0700
                                 --------------
              (Registrant's telephone number, including area code)


                                       NONE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.


     On August 31, 1994, Fibreboard Corporation ("Fibreboard") purchased all of the stock of Norandex Inc., a wholly owned subsidiary of Noranda Aluminum, Inc., for a purchase price of approximately $115 million in cash. Norandex Inc. manufactures vinyl siding products and distributes residential exterior building products for the new construction and remodeling industries. It is Fibreboard's intention that Norandex Inc. will continue to manufacture and distribute the same or substantially similar products.

     Fibreboard funded the acquisition using cash from operations and funds from a $100 million revolving credit facility provided by a consortium of banks, with Continental Bank and Bank of America National Trust and Savings Association acting as co-agents. Further information concerning the acquisition is set forth in Fibreboard's press release dated September 1, 1994, which is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


     (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     The financial statements of Norandex Inc. required by Regulation S-X will be filed as soon as practicable but no later than sixty (60) days after the date this report is filed.

     (B) PRO FORMA FINANCIAL INFORMATION.

     The pro forma combined financial information of Fibreboard Corporation and Norandex Inc. required by Regulation S-X will be filed as soon as practicable but no later than sixty (60) days after the date this report is filed.

     (C) EXHIBITS.

10.1 Stock Purchase Agreement among Noranda Aluminum, Inc., Norandex Inc. and Fibreboard Corporation dated as of August 31, 1994.

99.1.     Press Release dated September 1, 1994 issued by Fibreboard
          Corporation.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        FIBREBOARD CORPORATION
                                        ----------------------
                                             (Registrant)





Dated: September 15, 1994               By: /s/ Garold E. Swan
                                            ------------------------
                                            Garold E. Swan
                                            Vice President and Controller


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